      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 1999

                                                 REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                AMAZON.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        91-1646860
          (STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
       OF INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                       1200 - 12TH AVENUE S., SUITE 1200
                           SEATTLE, WASHINGTON 98144
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

          INNERLINX TECHNOLOGIES, INCORPORATED 1997 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                JEFFREY P. BEZOS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                AMAZON.COM, INC.
                       1200 - 12TH AVENUE S., SUITE 1200
                           SEATTLE, WASHINGTON 98144
                                 (206) 266-1000
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:

                                SCOTT L. GELBAND
                                PERKINS COIE LLP
                         1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                      PROPOSED MAXIMUM        PROPOSED MAXIMUM
   TITLE OF SECURITIES          AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
    TO BE REGISTERED          REGISTERED(1)(2)            SHARE(3)                 PRICE              REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
  value per share........          28,412                 $18.183               $516,615.39               $144.00
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-------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to an Agreement and Plan of Merger dated as of March 30, 1999 (the "Merger Agreement"), by and among the Registrant, LB Acquisition, Inc., Matthew Williams, Sky Kruse and LiveBid.com, Inc. ("LiveBid.com"), the Registrant assumed all the outstanding options to purchase capital stock of LiveBid.com (formerly Innerlinx Technologies, Incorporated) under its 1997 Stock Option Plan (the "LiveBid.com Assumed Options"), with appropriate adjustments to the number of shares and the exercise price of each LiveBid.com Assumed Option to reflect the ratio at which LiveBid.com capital stock was converted into Common Stock of the Registrant under the Merger Agreement.

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Innerlinx Technologies, Incorporation 1997 Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment to the Registrant's outstanding Common Stock.

(3) Shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price and the registration fee have been computed based on the weighted average exercise price for shares subject to outstanding options.

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                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

          (b) The Registrant's Current Reports on Form 8-K filed on August 27, 1998, October 26, 1998, January 5, 1999, January 27, 1999, January 28,
     1999, January 29, 1999, February 4, 1999, March 29, 1999, March 30, 1999,
     April 27, 1999, April 29, 1999 and May 12, 1999;

          (c) The description of the Common Stock in the Registrant's Registration Statement on Form 8-A filed on May 2, 1997, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports for the purpose of updating such description; and

          (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Section 10 of the Registrant's Bylaws requires indemnification to the full extent permitted under Delaware law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the

Registrant or that, being or having been a director or officer of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

     The Bylaws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 10 of the Registrant's Restated Certificate of Incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The Registrant has entered into certain indemnification agreements with its officers and directors. The indemnification agreements provide the Registrant's officers and directors with further indemnification, to the maximum extent permitted by the DGCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
      5.1      Opinion of Perkins Coie LLP
     23.1      Consent of Ernst & Young LLP, Independent Auditors
     23.2      Consent of Perkins Coie LLP (included in opinion filed as
               Exhibit 5.1)
     23.3      Consent of Deloitte & Touche LLP, Independent Auditors
     23.4      Consent of PricewaterhouseCoopers LLP, Independent
               Accountants
     23.5      Consent of PricewaterhouseCoopers LLP, Independent
               Accountants
     24.1      Power of Attorney (see signature page)
     99.1      Innerlinx Technologies, Incorporated 1997 Stock Option Plan

ITEM 9. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 17th day of May, 1999.

                                          AMAZON.COM, INC.

                                          By:     /s/ JEFFREY P. BEZOS
                                            ------------------------------------
                                                      Jeffrey P. Bezos
                                             President, Chief Executive Officer
                                                             and
                                                   Chairman of the Board

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Jeffrey P. Bezos and Joy D. Covey, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the 17th day of May, 1999.

                 SIGNATURE                                            TITLE
                 ---------                                            -----

            /s/ JEFFREY P. BEZOS                   President, Chairman of the Board and Chief
--------------------------------------------       Executive Officer (Principal Executive
              Jeffrey P. Bezos                     Officer)

              /s/ JOY D. COVEY                     Chief Financial Officer and Vice President
--------------------------------------------       of Finance and Administration (Principal
                Joy D. Covey                       Financial and Accounting Officer)

             /s/ TOM A. ALBERG                     Director
--------------------------------------------
               Tom A. Alberg

             /s/ SCOTT D. COOK                     Director
--------------------------------------------
               Scott D. Cook

             /s/ L. JOHN DOERR                     Director
--------------------------------------------
               L. John Doerr

         /s/ PATRICIA Q. STONESIFER                Director
--------------------------------------------
           Patricia Q. Stonesifer

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
  5.1      Opinion of Perkins Coie LLP
 23.1      Consent of Ernst & Young LLP, Independent Auditors
 23.2      Consent of Perkins Coie LLP (included in opinion filed as
           Exhibit 5.1)
 23.3      Consent of Deloitte & Touche LLP, Independent Auditors
 23.4      Consent of PricewaterhouseCoopers LLP, Independent
           Accountants
 23.5      Consent of PricewaterhouseCoopers LLP, Independent
           Accountants
 24.1      Power of Attorney (see signature page)
 99.1      Innerlinx Technologies, Incorporated 1997 Stock Option Plan